Exhibit 10.48d

WAIVER AND AMENDMENT NO. 3 TO LOAN AGREEMENT

This Waiver and Amendment No. 3 (the "Waiver and Amendment") dated as of August 8, 2014, is between Bank of America, N.A. (the "Bank") and American Shared Hospital Services (the "Borrower").

RECITALS

A.  The Bank and the Borrower entered into a certain Loan Agreement dated as of September 30, 2011 (together with any previous amendments and extension letters, the "Agreement").

B.  An event of default has occurred and is continuing under the Agreement. The Borrower has requested the Bank to waive that event of default.

C.  The Bank is willing to waive the event of default, and in conjunction with that waiver, the Bank and the Borrower have agreed to further amend the Agreement, subject to the terms and conditions of this Waiver and Amendment.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Waiver and Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1 In Paragraph 1.2 (Availability Period.), the date “December 31, 2014” is substituted for the date “August 1, 2015” as the new Facility No. 1 Expiration Date.

2.2 In subparagraph (c) of Paragraph 2.2 (LIBOR Rate.), the defined term “London Inter-Bank Offered Rate” is replaced by the defined term “LIBOR” in each instance in which the former defined term appears, and clause (i) is amended to read in its entirety as follows:

(i)	“LIBOR" means, for any applicable interest period, the rate per annum equal to the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Bank), as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Bank from time to time) at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the interest period, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a term equivalent to such interest period. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by the Bank. A "London Banking Day" is a day on which banks in London are open for business and dealing in offshore dollars.

2.3 A new Paragraph 7.14 (Government Sanctions.) is added to the Agreement and reads in its entirety as follows:

7.14 Government Sanctions.

(a)	The Borrower represents that neither the Borrower, any Obligor, nor any of their respective affiliated entities, including subsidiaries, nor, to the knowledge of the Borrower, any owner, trustee, director, officer, employee, agent, affiliate or representative of the Borrower or any Obligor is an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Borrower or any Obligor located, organized or resident in a country or territory that is the subject of Sanctions.

(b)	The Borrower represents and covenants that it will not, directly or indirectly, use the proceeds of the credit provided under this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

3.   Default and Waiver.

3.1 For purposes of this Waiver and Amendment, the “Existing Default” shall mean the event of default existing for the Borrower’s annual accounting period that ended on December 31, 2013, with respect to the financial covenant set forth in Paragraph 8.3 (Profitability.) of the Agreement.

3.2 Subject to and upon the terms and conditions hereof, the Bank hereby waives the Existing Default.

3.3 Nothing contained herein shall be deemed a waiver of (or otherwise affect the Bank’s ability to enforce) any other event of default, including without limitation (i) any event of default as may now or hereafter exist and arise from or otherwise be related to the Existing Default (including without limitation any cross-default arising under the Agreement by virtue of any matters resulting from the Existing Default), and (ii) any event of default arising at any time after the date of this Waiver and Amendment which is the same as the Existing Default.

4.   Representations and Warranties. When the Borrower signs this Waiver and Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Waiver and Amendment as if made on the date of this Waiver and Amendment, (c) this Waiver and Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, (d) this Waiver and Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (e) the Borrower is entering into this Waiver and Amendment on the basis of its own investigation and for its own reasons, without reliance on the Bank or any other entity or individual.

5.   Conditions. This Waiver an Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

5.1 This Waiver and Amendment signed by the Borrower and the Bank.

5.2 Payment by the Borrower of all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by the Bank in connection with this Waiver and Amendment.

6.   Reservation of Rights. The Borrower acknowledges and agrees that neither the Bank’s forbearance in exercising its rights and remedies in connection with the Existing Default nor the execution and delivery by the Bank of this Waiver and Amendment shall not be deemed (a) to create a course of dealing or otherwise obligate the Bank to forbear or execute similar waivers under the same or similar circumstances in the future, or (b) to waive, relinquish or impair any right of the Bank to receive any indemnity or similar payment from any person or entity as a result of any matter arising from or relating to the Existing Default.

7.   Effect of Waiver and Amendment. Except as provided in this Waiver and Amendment, all of the terms and conditions of the Agreement, including but not limited to the Dispute Resolution Provision, shall remain in full force and effect.

8.   Counterparts. This Waiver and Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

9.     FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Waiver and Amendment is executed as of the date stated at the beginning of this Waiver and Amendment.

Bank of America, N.A.

By /s/ Kanika Chakravorti

Kanika Chakravorti

Vice President

American Shared Hospital Services

By /s/ Ernest A. Bates, M.D.

Ernest A. Bates, M.D.

Chairman of the Board

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